UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 27, 2006 (January 25, 2006)

NATIONAL PENN BANCSHARES, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania (State or Other Jurisdiction of Incorporation)

000-22537-01	23-2215075
(Commission File Number)	(IRS Employer Identification No.)

Philadelphia and Reading Avenues, Boyertown, PA	19512
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 367-6001

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]     Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a- 12(b))
[ ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Executive Incentive Plan - Performance Goals for 2006

On January 25, 2006, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. approved National Penn’s earnings per share performance goals for Plan Year 2006 under the Executive Incentive Plan. These performance goals are filed in this Report as Exhibit 10.1 and are incorporated herein by reference.

The Executive Incentive Plan, as amended and restated, is included in National Penn’s Report on Form 8-K dated December 22, 2005 as Exhibit 10.1, which Report was filed with the Securities and Exchange Commission on December 22, 2005.

Director Incentive Awards

On January 25, 2006, the Compensation Committee of the Board of Directors of National Penn Bancshares, Inc. made incentive compensation awards to each non-employee director of National Penn Bancshares, Inc. (“National Penn”) or National Penn Bank under National Penn’s Long-Term Incentive Compensation Plan (the “Plan”). The Plan was approved by shareholders at the annual meeting of shareholders on April 25, 2005.

National Penn non-employee directors receiving incentive compensation awards were Thomas A. Beaver, John H. Body, J. Ralph Borneman, Jr., Robert L. Byers, Fred D. Hafer, Frederick P. Krott, Patricia L. Langiotti, Kenneth A. Longacre, George C. Mason, Robert E. Rigg, and C. Robert Roth. National Penn Bank directors receiving incentive compensation awards were Albert H. Kramer, Leslie K. Witmer and Stratton D. Yatron.

Each National Penn non-employee director received the following awards. In the Committee’s judgment, these awards are consistent with the Committee’s goal of providing non-employee holding company directors with approximately one-third of their total annual compensation in the form of incentive compensation awards.

•
For National Penn’s corporate performance in 2005, 800 shares of National Penn common stock. In the Committee’s judgment, this award level is consistent with the award levels for executive management under the annual Executive Incentive Plan, given National Penn’s 2005 performance under the earnings per share performance goals in effect for 2005 under the Executive Incentive Plan.

Alternatively, the director could select 800 “restricted stock units” (RSUs) issued  under the Plan. Dividend equivalents on the RSUs (at the rate of cash dividends  payable on National Penn common stock) will be payable in additional RSUs. RSUs  will be paid out in shares of National Penn common stock to a director upon his or  her termination of service as a National Penn director.

•
With respect to National Penn’s corporate performance in 2006, 1,100 shares of “performance-restricted restricted stock”. These shares will bear dividends and have full voting rights effective immediately. These shares may not be transferred during the restricted time period, and they are subject to forfeiture to the extent the performance restrictions are not satisfied. The restricted time period for these shares is one year from date of the award, or January 25, 2007. The performance restrictions, filed in this Report as Exhibit 10.2 and incorporated by reference in this Item 1.01, are consistent with the earnings per share performance goals that are in effect for 2006 under the annual Executive Incentive Plan for executive management (referred to above in this Item 1.01 and filed in this Report as Exhibit 10.1).

Alternatively, the director could select 1,100 “performance-restricted” RSUs issued  under the Plan. In either case, the time period restrictions will lapse on January 25,  2007, provided the individual is still serving as a director on that date, and the  performance restrictions will lapse on that date to the extent the performance goals  have been met (to the extent the performance goals have not been met, the shares  will be forfeited and returned to National Penn or the RSUs will be cancelled).  Dividend equivalents on the RSUs (at the rate of cash dividends payable on  National Penn common stock) will be payable in additional RSUs. RSUs will be  paid out in shares of National Penn common stock to a director upon his or her  termination of service as a National Penn director.

Each National Penn Bank non-employee director received incentive compensation awards identical to those made to the National Penn non-employee directors except in amount (200 shares or RSUs for 2005 performance and 275 shares of performance-restricted restricted stock or performance-restricted RSUs for 2006 performance). Otherwise, the terms of the awards and securities are identical to those issued to the National Penn directors.

The Plan is included in National Penn’s Report on Form 8-K dated April 25, 2005 as Exhibit 10.1, which Report was filed with the Securities and Exchange Commission on April 29, 2005.

Each of the above restricted stock awards or RSU awards will be evidenced by a written agreement between National Penn and the individual receiving the award.

Section 9 - Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

10.1	Executive Incentive Plan - Performance Goals - Plan Year 2006.

10.2	Performance-Restricted Restricted Stock or Restricted Stock Units - Performance Goals - 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PENN BANCSHARES, INC.

By /s/ Wayne R. Weidner
Name: Wayne R. Weidner
Title: Chairman and CEO

Dated: January 27, 2006

EXHIBIT INDEX

Exhibit Number    Description

10.1	Executive Incentive Plan Performance Goals - Plan Year 2006.

10.2	Performance-Restricted Restricted Stock or Restricted Stock Units - Performance Goals - 2006.